                                                                   Exhibit 10.14


                                                                  EXECUTION COPY



           ---------------------------------------------------------




                            ASSET PURCHASE AGREEMENT



                                      AMONG



                         SUBMICRON SYSTEMS CORPORATION,
                         SYSTEMS CHEMISTRY INCORPORATED



                                       AND



                               THE BOC GROUP, INC.



                            DATED AS OF JUNE 27, 1997





           ---------------------------------------------------------

                                TABLE OF CONTENTS

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                                                     ARTICLE I

                                                PURCHASE AND SALE OF
                                       ASSETS AND ASSUMPTION OF LIABILITIES.....................................  1

Section 1.1  Purchase and Sale..................................................................................  1
Section 1.2  Consideration......................................................................................  5
Section 1.3  Closing............................................................................................  6
Section 1.4  Deliveries by Seller...............................................................................  6
Section 1.5  Deliveries by Buyer................................................................................  7
Section 1.6  Post-Closing Adjustment............................................................................  8

                                                    ARTICLE II
                                                  RELATED MATTERS...............................................  9

Section 2.1  Use of the Seller's Names and Logos................................................................ 10
Section 2.2  Books and Records.................................................................................. 10
Section 2.3  No Ongoing or Transition Services.................................................................. 10
Section 2.4  Intercompany Accounts.............................................................................. 11
Section 2.5  Taxes.............................................................................................. 11
Section 2.6  Bulk Sales Law..................................................................................... 11

                                                   ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF SELLER................................... 11

Section 3.1  Organization....................................................................................... 11
Section 3.2  Authorization...................................................................................... 12
Section 3.3  Interests in Other Entities........................................................................ 12
Section 3.4  Consents and Approvals; No Violations.............................................................. 12
Section 3.5  Financial Statements............................................................................... 13
Section 3.6  Absence of Undisclosed Liabilities................................................................. 13
Section 3.7  Absence of Material Adverse and Other Changes...................................................... 14
Section 3.8  Title, Ownership and Related Matters............................................................... 14
Section 3.9  Leases............................................................................................. 15
Section 3.10  Intellectual Property............................................................................. 15
Section 3.11  Computer Software and Databases................................................................... 17
Section 3.12  Employee Benefit Plans; ERISA..................................................................... 17
Section 3.13  Environmental Matters............................................................................. 18
Section 3.14  Certain Fees. .................................................................................... 18
Section 3.15  Material Contracts................................................................................ 18
Section 3.16  Assumptions or Guarantee of Indebtedness.......................................................... 19
Section 3.17  Tax Returns, Books and Records.................................................................... 19
Section 3.18  Warranty Claims................................................................................... 20
Section 3.19  Absence of Defaults............................................................................... 20
Section 3.20  Litigation........................................................................................ 20

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Section 3.21  Product Liability Claims.......................................................................... 21
Section 3.22  Employee Benefit Plans; ERISA..................................................................... 21
Section 3.23  No Third Party Options............................................................................ 22
Section 3.24  Labor Matters..................................................................................... 22
Section 3.25  Limitations....................................................................................... 23
Section 3.26  Insurance......................................................................................... 23

                                                    ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES OF BUYER................................... 23

Section 4.1  Organization and Authority of Buyer................................................................ 23
Section 4.2  Consents and Approvals; No Violations.............................................................. 24
Section 4.3  Financing.......................................................................................... 24
Section 4.4  Litigation......................................................................................... 25
Section 4.5  Investigation by Buyer............................................................................. 25
Section 4.6  Certain Fees....................................................................................... 25

                                                     ARTICLE V
                                                     COVENANTS.................................................. 25

Section 5.1  Conduct of the Business............................................................................ 25
Section 5.2  Access to Information.............................................................................. 26
Section 5.3  Regulatory Compliance.............................................................................. 27
Section 5.4  Consents; Assignments.............................................................................. 28
Section 5.5  Reasonable Best Efforts............................................................................ 29
Section 5.6  Limitation of Seller's Liabilities................................................................. 29
Section 5.7  Public Announcements............................................................................... 30
Section 5.8  Covenant Not to Compete............................................................................ 30
Section 5.9  Employees; Employee Benefits....................................................................... 31
Section 5.10  Benefit Plans..................................................................................... 33
Section 5.11  Tax Treatment..................................................................................... 34
Section 5.12  Non-Solicitation.................................................................................. 34
Section 5.13  Discovery of Facts................................................................................ 35
Section 5.14  Promissory Note; Security Interest................................................................ 35

                                                    ARTICLE VI
                                     CONDITIONS TO OBLIGATIONS OF THE PARTIES................................... 36

Section 6.1  Conditions to Each Party's Obligation.............................................................. 36
Section 6.2  Conditions to Obligations of Seller and
                           Systems Chemistry.................................................................... 37
Section 6.3  Conditions to Obligations of Buyer................................................................. 37
Section 6.4  Materiality of Conditions.......................................................................... 38

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                                                    ARTICLE VII
                                          TERMINATION; AMENDMENT; WAIVER........................................ 38

Section 7.1  Termination........................................................................................ 38
Section 7.2  Procedure and Effect of Termination................................................................ 39
Section 7.3  Amendment, Modification and Waiver................................................................. 40

                                                   ARTICLE VIII
                                   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION................................. 40

Section 8.1  Survival of Representations and Warranties......................................................... 40
Section 8.2  Seller's Agreement to Indemnify.................................................................... 41
Section 8.3  Buyer's Agreement to Indemnify..................................................................... 42
Section 8.4  Third Party Indemnification........................................................................ 44
Section 8.5  Exclusive Remedy................................................................................... 47

                                                    ARTICLE IX
                                                   MISCELLANEOUS................................................ 48

Section 9.1  Fees, Expenses and Taxes........................................................................... 48
Section 9.2  Further Assurances................................................................................. 48
Section 9.3  Notices............................................................................................ 48
Section 9.4  Severability....................................................................................... 50
Section 9.5  Binding Effect; Assignment......................................................................... 50
Section 9.6  No Third Party Beneficiaries....................................................................... 50
Section 9.7  Interpretation..................................................................................... 50
Section 9.8  Jurisdiction and Consent to Service................................................................ 51
Section 9.9  Entire Agreement................................................................................... 51
Section 9.10  Governing Law..................................................................................... 51
Section 9.11  Specific Performance.............................................................................. 51
Section 9.12  Counterparts...................................................................................... 52

                                                     ARTICLE X
                                                CERTAIN DEFINITIONS............................................. 52

                                       iii
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SCHEDULES

Schedule 1.1(a)(i)                      Leased Property Being Transferred
Schedule 1.1(a)(ii)                     Computer Software
Schedule 1.1(a)(iii)                    Inventory
Schedule 1.1(a)(vii)                    Accounts Receivables
Schedule 1.1(a)(viii)                   Intellectual Property
Schedule 1.1(c)(iii)                    Contracts not to be Assigned to Buyer
Schedule 2.3                            Ongoing Agreements
Schedule 2.4                            Intercompany Loan
Schedule 3.4                            Consents and Approvals
Schedule 3.5                            Financial Statements
Schedule 3.8                            Title to Assets
Schedule 3.12                           Employee Benefit Plans
Schedule 3.13                           Environmental Matters
Schedule 3.15                           Material Contracts
Schedule 3.16                           Guarantees
Schedule 3.17                           Tax Returns
Schedule 3.18                           Warranty Claims
Schedule 3.19                           Defaults
Schedule 3.20                           Litigation
Schedule 3.21                           Product Liability Claims
Schedule 3.24                           Employees
Schedule 3.26                           Insurance
Schedule 5.1                            Conduct of Business
Schedule 5.9(a)                         Transferred Employees

EXHIBITS

EXHIBIT A                  Bill of Sale and Assignment
EXHIBIT B                  Undertaking
EXHIBIT C                  Promissory Note
EXHIBIT D                  Escrow Agreement

                            ASSET PURCHASE AGREEMENT


This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 27, 1997 is by and among SubMicron Systems Corporation, a Delaware corporation, having a principal office at 6620 Grant Way, Allentown, Pennsylvania 18106 ("Seller"), Systems Chemistry Incorporated, a wholly owned subsidiary and a California corporation ("Systems Chemistry"), and The BOC Group, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

                  A. Seller is, among other things, engaged through its wholly owned subsidiary Systems Chemistry Incorporated in the development, distribution and sale of chemical distribution systems (the "Business").

                  B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets and operations of Systems Chemistry as more fully described herein, upon the terms and subject to the conditions set forth herein.

                           Now, therefore, in consideration of the
mutual agreements herein and in reliance upon the representations and warranties herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                              PURCHASE AND SALE OF
                      ASSETS AND ASSUMPTION OF LIABILITIES

                         Section 1.1 Purchase and Sale.

                           (a)  Subject to the terms and conditions
of this Agreement, at the Closing, Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of Seller's rights, title and interests in and to all of the properties, contracts and other assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise and wherever situated), goodwill and business as a going concern of Systems Chemistry, all as of the Closing Date (as defined in Section 1.3 hereof), other than the Excluded Assets (as defined in Section 1.1(c) hereof) (collectively, the "Assets"), including, without limitation, the following:

                                    (i) all leases of real property and all
         contracts, commitments or other agreements relating thereto to which Seller or Systems Chemistry is a party or by which Seller or Systems Chemistry is bound and which relate exclusively to Systems Chemistry listed on Schedule 1.1(a)(i);

                                    (ii) all software, computer programs,
         program control language and systems, and databases and documentation and resource material of Systems Chemistry and the rights of Seller or Systems Chemistry in the licenses or other agreements relating thereto, listed on Schedule 1.1(a)(ii);

                                    (iii) all inventory, wherever located,
         including raw materials, work-in-progress, finished goods, supplies and other inventories which relate to Systems Chemistry, a summary of which and the locations of which are set forth on Schedule 1.1(a)(iii) (the "Inventory") and any rights of Seller or Systems Chemistry to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory;

                                    (iv) all fixtures and supplies which relate
         exclusively to Systems Chemistry and the leasehold improvements, plant and equipment located on the Leased Premises;

                                    (v) all rights in, to and under all
         contracts, licenses, leases (other than leases for real property), commitments, purchase orders and other agreements which relate exclusively to Systems Chemistry;

                                    (vi) all customer lists of Systems
         Chemistry;

                                    (vii) all cash, accounts receivable, lock
         boxes and bank accounts of Systems Chemistry listed on Schedule 1.1(a)(vii);

                                    (viii) subject to Section 2.1 hereof, all
         Intellectual Property, as that term is defined in Section 3.10 below, including without limitation, all trademarks, trade names, service marks, logos, copyrights, applications for the foregoing and licenses thereof, advertising materials, brochures and literature, manuals, drawings, blueprints and specifications, and all other intellectual property rights and other proprietary rights of Systems Chemistry listed on Schedule 1.1(a)(viii);

                                    (ix) all permits, licenses, approvals and
         authorizations by governmental authorities or third parties which are transferable by Seller or Systems Chemistry and which are primarily used or held for use in and are transferable by Systems Chemistry;

                                    (x) all of the books of account (or copies
         thereof) to the extent related to the Business, the Assets and/or the Assumed Liabilities;

                                    (xi) all historical personnel and payroll
         records of each Affected Employee (as defined in Section 5.9) in possession of Seller, Systems Chemistry or any Affiliate; and

                                    (xii) all other assets reflected on the
         Final Statement (as defined in Section 1.6(a)).

                           (b) Such sale, assignment, transfer and delivery of
the Assets will be effected by delivery by Seller to Buyer of (i) a duly executed bill of sale and assignment agreement (the "Bill of Sale and Assignment") substantially in the form set forth as Exhibit A attached hereto, and (ii) such other duly executed, good and sufficient instruments of conveyance, transfer and as-signment as shall be necessary to convey to Buyer all of Seller's and Systems Chemistry's rights, title and interests in and to the Assets (collectively, the "Other Instruments").

                           (c) Notwithstanding anything contained in Sections
1.1(a) or 1.1(b) hereof to the contrary, there are expressly excluded from the Assets to be sold, conveyed, assigned and transferred to Buyer and from the assets owned by the Seller or Systems Chemistry, the following assets (collectively, the "Excluded Assets"):

                                    (i) the consideration delivered by Buyer
         pursuant to this Agreement;

                                    (ii) all securities of Seller and Systems
         Chemistry;

                                    (iii) contracts, if any, which will not be
         assigned (including certain employment contracts) listed on Schedule 1.1(c)(iii);

                                    (iv) all insurance policies and all refunds,
         rights and claims thereunder, except for proceeds from insurance for losses or damages incurred prior to the Closing that are not compensated by a purchase price adjustment;

                                    (v) subject to Section 2.4 hereof, all
         intercompany debt and accounts between Seller and its affiliates, on the one hand and Systems Chemistry, on the other hand;

                                    (vi) Seller's Trademarks and Logos (as
         defined in Section 2.1 hereof); and

                                    (vii) all corporate minute books and stock
         transfer books and the corporate seal of Systems Chemistry and Seller as well as all tax returns of Seller which shall continue to remain the property of Seller.

                           (d) Notwithstanding anything contained in this
Agreement to the contrary, it is expressly understood that, except for the obligations and other liabilities listed on the Undertaking attached hereto as Exhibit

B, which Buyer shall specifically assume and agree to perform, pay and discharge as set forth in said Undertaking ("Assumed Liabilities"), Buyer shall not assume or agree to perform, pay or discharge, any debts, obligations, claims or liabilities of any kind or nature, whether perfected or not, whether known or not, arising out of or relating to any event or events occurring on or prior to the Closing, including without limitation, the items set forth on Schedule 1.1(d), any income tax liabilities resulting from the transactions contemplated by this Agreement, any tax liabilities attributable to the operation of the business prior to the Closing that are not accrued on the Closing Balance Sheet, and any environmental matters arising out of the conduct of the Business by Seller prior to the Closing that are not set forth on Schedule 3.13.

                  Section 1.2 Consideration. Subject to the terms and conditions of this Agreement, Buyer will deliver or cause to be delivered to Seller at the Closing the following:

                           (a) An amount (the "Purchase Price") in cash by wire
transfer of immediately available funds to such bank account as shall be designated by Seller prior to the Closing which shall consist of payment for Assets determined by adding $4,700,000 to the Net Assets (as hereinafter defined) of Systems Chemistry as set forth on the May 31, 1997 balance sheet (the "5/31/97 Balance Sheet") to be prepared on a basis consistent with GAAP (including the adoption of the percentage of completion method of accounting), of which $1,500,000 ("Purchase Price Holdback") shall be retained by Buyer following the Closing Date and applied to any Post-Closing Adjustment owed by Seller pursuant to Section 1.6 or returned to Seller as the case may be, plus a subordinated, unsecured loan to the Seller in the amount of $5,000,000 to be payable on or before the third anniversary of the Closing in accordance with the terms of a Promissory Note attached hereto as Exhibit C. The parties acknowledge and agree that the entire balance due under the loan shall become due and payable immediately upon any Change in Control of Seller.

                           (b) An undertaking substantially in the form set
forth as Exhibit B attached hereto (the "Undertaking"), whereby Buyer will assume and agree to pay and discharge the Assumed Liabilities as provided in the Undertaking.

                  Section 1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place as promptly as practicable, and in any event not later than the second business day, following the satisfaction or waiver of all of the conditions to Closing set forth in Article VI hereof, at 10:00 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, or on such other date and at such other time or place as the parties may agree. The date of the Closing is sometimes referred to herein as the "Closing Date."

                  Section 1.4 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

                           (a) a duly executed Bill of Sale and Assignment;

                           (b) the Other Instruments referred to in Section
1.1(b)(ii);

                           (c) the books and records of Systems Chemistry to the
extent provided in Section 2.2 hereof;

                           (d) the officer's certificate referred to in Section
6.3(b) hereof;

                           (e) properly completed IRS Form 8594, in accordance
with Section 5.10 of this Agreement; and

                           (f) the consents referred to in Section 5.4 hereof;

                           (g) an executed Assignment and Assumption of Leases,
Consents of Landlord and Estoppel Certificate(s);

                           (h) the opinion of Skadden, Arps, Slate, Meagher &
Flom LLP as to the enforceability of this Agreement pursuant to Delaware law against the Seller and Systems Chemistry, which opinion may contain customary exceptions and limitations, including, without limitation, that no opinion will be expressed as to any viola-tion of law or contract, as to any matters relating to intellectual property, environmental, ERISA, litigation, labor or insurance, the Promissory Note or any security thereunder, and will assume that the parties have the authority to enter into this Agreement;

                           (i) the Promissory Note referred to in Section 1.2
hereof; and

                           (j) all other documents, instruments and writings
required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  Section 1.5 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

                           (a) the Purchase Price referred to in Section 1.2(a)
hereof;

                           (b) the duly executed Assignment and Assumption of
Leases;

                           (c) the duly executed Undertaking;

                           (d) the officer's certificate referred to in Section
6.2(b) hereof;

                           (e) the opinion of Buyer's in-house counsel as to the
enforceability of this Agreement against the Buyer, which opinion may contain customary exceptions and limitations;

                           (f) properly completed IRS Form 8594, in accordance
with Section 5.10 of this Agreement; and

                           (g) all other documents, instruments or writings
(including, if necessary, the Other Instruments) required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  Section 1.6 Post-Closing Adjustment.

                           (a) Within 90 days after the Closing Date, Seller
shall prepare and deliver to Buyer a statement (the "Closing Date Statement") setting forth the Net Assets (as hereinafter defined) of Systems Chemistry as of the Closing Date, which Statement shall be prepared, in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), including adoption of the percentage of completion method of accounting. Following the Closing, Buyer shall give Seller and any independent auditors of Seller access at all reasonable times to the properties, books, records and personnel of Systems Chemistry relating to periods prior to the Closing Date for purposes of preparing and reviewing the Statement. Buyer shall have 60 days following delivery to Buyer of the Statement to notify Seller of any dispute of any Disputable Item, as such term is defined below, contained in the Closing Date Statement. A Disputable Item means any item or item(s) as to which the amount in dispute exceed(s) a threshold amount of $5,000 for any single item and, in such event, an adjustment to the Purchase Price shall be made only to the extent that the aggregate amount of such item exceeds $50,000 (a "Disputable Item"). Such notice shall set forth in reasonable detail the basis for such dispute. If Buyer fails to notify Seller of any such dispute within such 60-day period or such dispute does not relate to a Disputable Item, the Statement shall be deemed to be the "Final Statement". In the event that Buyer shall so notify Seller of any dispute of any Disputable Item, Buyer and Seller shall cooperate in good faith to resolve such dispute as promptly as possible.

                           (b) If Buyer and Seller are unable to resolve any
such dispute within 60 days of Buyer's delivery of such notice, such dispute shall be resolved by a big six accounting firm mutually agreed upon by Buyer and Seller. If Seller and Buyer cannot agree on such accounting firm to be retained, Seller and Buyer shall each submit to the other party's independent auditor the name of another big six independent accounting firm which does not at the time and has not in the prior two years provided services to Seller or Buyer, and the firm shall be selected by lot from these two firms by the independent auditors of the two parties. The independent accounting firm retained by Seller and Buyer (the "Independent

Accounting Firm") shall make its determination as promptly as practicable and such determination shall be final and binding on the parties. Any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by Buyer and Seller. The Closing Date Statement, as modified by resolution of any such disputes by Buyer and Seller or by the Independent Accounting Firm, shall be the "Final Statement".

                           (c) The Purchase Price shall be increased by the
amount by which closing net assets as set forth in the Final Statement (the "Closing Net Assets") exceed the net assets set forth in the 5/31/97 Statement and the Purchase Price shall be decreased by the amount by which the Closing Net Assets is less than the net assets set forth in the 5/31/97 Statement. Buyer or Seller, as the case may be, shall within five business days after delivery of the Final Statement make payment by wire transfer in immediately available funds of the amount of such difference as determined pursuant to the preceding sentence, together with interest thereon at a rate equal to 5% per annum from the Closing Date to the date of payment. The Purchase Price Holdback shall be applied to any balance due to Buyer pursuant to this Section without interest referred to in the preceding sentence.

                           (d) The term "Net Assets" shall mean Total Assets
minus Current Liabilities. The terms "Total Assets" and "Current Liabilities" shall mean, respectively, the total assets (excluding Excluded Assets) and current liabilities (excluding Excluded Liabilities) of Systems Chemistry as shown on the Final Statement.

                           (e) Buyer's and Seller's rights to indemnification
pursuant to Article VIII hereof (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect Buyer's or Seller's rights to a full purchase price adjustment pursuant to this Section 1.6, provided that no indemnification claim may be made with respect to any item that is fully compensated by a post-Closing adjustment.


                                   ARTICLE II

                                 RELATED MATTERS

                  Section 2.1 Use of the Seller's Names and Logos. It is expressly agreed that Buyer is not purchasing or acquiring from Seller any right, title or interest in the names of Seller or any trade names, trademarks, identifying logos or service marks related thereto or employing the word "SubMicron" or any variation thereof, including without limitation "SubMicron Systems Corporation", or any confusingly similar trade name, trademark or logo (collectively, the "Seller's Trademarks and Logos").

                  Section 2.2 Books and Records.

                           (a) Each of Buyer and Seller agree that all books and
records of Systems Chemistry relating to the Business prior to the Closing Date (including, but not limited to, correspondence, memoranda, books of account, personnel and payroll records and the like)(the "Business Records") shall be preserved for a period of at least seven (7) years following the Closing Date. Following such seven (7) year period, neither Seller, on the one hand, nor Buyer, on the other hand, will dispose of any such books and records without first offering such books and records to the other party. After the Closing Date, where there is some legitimate business purpose, the party in possession of any Business Records shall provide the other party and its authorized representatives with access, upon prior reasonable notice specifying the need therefor, during regular business hours, to the Business Records, and the other party or its representatives shall have the right to examine and make copies of such Business Records; provided that the foregoing right shall not be exercisable in such a manner as to unreasonably interfere with the normal operations of such party.

                  Section 2.3 No Ongoing or Transition Services. Except (a) as identified in Schedule 2.3, (b) for other intercompany agreements to be entered into at Closing between Buyer and Seller's affiliates, if any (the "Intercompany Agreements"), in order to formalize and establish the ongoing business relationship between Systems Chemistry and such affiliates of Seller, and (c) as otherwise agreed to by Seller and Buyer, at the Closing, all data processing, accounting, sales, insurance, banking, personnel, legal, communications and other products or services provided (i) to Systems Chemistry by Seller or any affiliates of Seller or (ii) to Seller or any affiliates of Seller by Systems Chemistry, including any agreements or understandings (written or oral) with respect thereto, will terminate.

                  Section 2.4 Intercompany Accounts. On or prior to the Closing Date, all intercompany accounts between Systems Chemistry, on the one hand, and Seller and its affiliates, on the other hand, except for the intercompany loan set forth on Schedule 2.4, shall be settled. Buyer shall have no liability for Seller's or Systems Chemistry's intercompany loans. No adjustment shall be made to the Purchase Price as a result of any such settlement.

                  Section 2.5 Taxes. The Purchase Price shall be exclusive of any sales, transfer, excise or use taxes thereon, and Buyer agrees to pay all applicable state and local sales, transfer, excise, value added, use or other similar taxes and all recording and filing fees, whether levied on Seller or Buyer, that are payable by reason of the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby.

                  Section 2.6 Bulk Sales Law. Buyer hereby waives compliance by Seller with the requirements and provisions of any "bulk-transfer" laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Assets to Buyer. Seller hereby agrees to hold Buyer harmless from the claims of Seller's or Systems Chemistry's creditors arising from Seller's conduct of the Business.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Systems Chemistry and Seller represent and warrant to Buyer as follows:

                  Section 3.1 Organization. Systems Chemistry is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation and in all other jurisdictions in which Systems Chemistry conducts business, and has all requisite corporate and other power and corporate authority to own, lease and operate the properties owned, leased and operated by the Business and to carry on its operations as now being conducted by it. Systems Chemistry is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Seller has heretofore made available to Buyer complete and correct copies of the Articles of Incorporation and By-Laws of Systems Chemistry as currently in effect.

                  Section 3.2 Authorization. Seller and Systems Chemistry have the corporate power and corporate authority to execute and deliver this Agreement and the other agreements and instruments to be executed pursuant hereto, including the Promissory Note (the "Related Agreements") and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and Systems Chemistry and no other corporate proceedings on the part of Seller and Systems Chemistry are necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Promissory Note at the Closing will have been duly executed and delivered by Seller and constitute, and when executed and delivered, each of the Related Agreements to be executed and delivered by Seller pursuant hereto will constitute, a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                  Section 3.3 Interests in Other Entities. Systems Chemistry has no interest in the outstanding stock of any corporation or in any partnership, joint venture or other entity.

                  Section 3.4 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and as set forth in Schedule 3.4, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation by Seller of the transactions contemplated hereby and thereby will, on the date of the Closing (a) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of Seller; (b) require on the part of Seller any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States or of any third party; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract or instrument or obligation to which Seller or Systems Chemistry is a party; or (d) to the best knowledge of Seller, violate any order, injunction, decree, statute, rule or regulation applicable to Seller or Systems Chemistry.

                  Section 3.5 Financial Statements. Seller has previously furnished to Buyer true and accurate copies of the unaudited balance sheets of Systems Chemistry as of December 31, 1996 and the balance sheet of Systems Chemistry as of March 31, 1997 and related statements of operations and cash-flows for the periods then ended (the "Financial Statements"). The Financial Statements have been prepared in all respects on a basis consistent with GAAP, consistently applied (other than for the preparation of notes otherwise required by GAAP). Except as explained in the accompanying disclosures, if any, to the Financial Statements or in Schedule 3.5, such Financial Statements fairly present, in all material respects, the financial position and the results of operations and cash-flows of Systems Chemistry as of the respective dates and periods thereof. The accounts receivable to be shown on the Closing Date Financial Statement will completely and accurately represent sales made and services performed in the conduct of the Business in bona fide transactions. The accounts receivable outstanding on the Closing Date will not be subject to any defenses, counterclaims or rights of set-off, except as disclosed in the notes to the Closing Date Financial Statement.

                  Section 3.6 Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since March 31, 1997, and (b) as otherwise disclosed herein or in the Disclosure Schedule, to the best knowledge of Seller, Systems Chemistry has no liabilities or obligations (whether direct, indirect, accrued or contingent) of such nature as would be required to be reported under GAAP.

                  Section 3.7 Absence of Material Adverse and Other Changes. Except as otherwise contemplated by this Agreement, since March 31, 1997, (a) there has not been any adverse change in the business, results of operations or financial condition of Systems Chemistry (other than changes resulting from changes in general economic or financial conditions or changes affecting generally the business in which Systems Chemistry operates), (b) Seller has conducted the Business in the ordinary course, (c) Seller or System Chemistry has not increased the compensation or benefits of any of the officers or employees set forth on Schedule 5.9(a), (d) Seller has not sold or disposed of the material properties or assets of Systems Chemistry, except in the ordinary course of business, (e) Seller has not suffered any loss or damage to the properties or assets of Systems Chemistry and (f) Seller has not entered into any agreement or made any commitment to take any of the actions described in this Section 3.7.

                  Section 3.8 Title, Ownership and Related Matters.

                           (a) Except as set forth in Schedule 3.8, Seller or
Systems Chemistry has, or will as of the Closing have, and will deliver to Buyer, good and marketable title to all of the Assets, including, without limitation, in each case free and clear of all mortgages, pledges, security interests, liens, charges, options, easements, rights-of-way or other encumbrances of any nature whatsoever (collectively, "Liens"), except for Permitted Liens. The term "Permitted Liens" shall mean (i) unperfected mechanics', carriers', workers', repairers', materialmens', warehousemens' and other similar rights to Liens arising or incurred in the ordinary course of business, and (ii) Liens arising or resulting from any action taken by Buyer.

                           (b) Except for properties or assets subject to
Permitted Liens, Seller has, or will as of the Closing have, good and valid title to, or rights by license, lease or other agreement to use, all properties and assets necessary to permit the business to be conducted as currently conducted.

                  Section 3.9 Leases.

                           (a) Schedule 1.1(a)(viii) lists, as of the date
hereof, all real leases of real property used by Systems Chemistry (collectively, the "Leases"), all correspondence with respect to the Leases, and copies of all notices of violation or default regarding the Leases. True and complete copies of the Leases and all written amendments and agreements relating thereto have been made available to Buyer. Except as set forth in Schedule 1.1(a)(i), Seller has, or will as of the Closing have, a valid leasehold interest in the Leases free and clear of all Liens, other than Permitted Liens.

                           (b) Seller is currently the sole tenant in each of
the premises set forth in the Premises leases ("Leased Premises"). The Leased Premises are currently leased pursuant to the Premises Leases. Seller has paid all rent and additional rental charges specified in the Premises Leases that are due and owing and is not currently in default under the Premises Leases, nor will Seller be in default as of the Closing Date of any rent, rental charges or other obligations under the Premises Leases. Prior to the Closing Date, if required by the terms of the lease, Seller will obtain the consent of the Landlord to assign all of the Seller's rights and obligations under the Premises Leases to the Purchaser as of the Closing Date in accordance with the Assignment and Assumption of Leases, the Estoppel Certificates and the Consents of Landlord in the form provided by Buyer attached hereto as Schedule 3.9. Other than the Leased Premises, Seller has no leasehold interest, occupancy rights or other ownership interest in any real property used in the operation of the Business, whether located in the United States, the United Kingdom, or in any other jurisdiction.

                  Section 3.10 Intellectual Property.

                           (a) Schedule 1.1(a)(viii) lists by ownership all
material domestic and foreign trademarks, trade names, service marks, brand names, service names, mark registrations, logos, assumed names, registered copyrights, patents and all applications therefor (collectively, the "Intellectual Property") which are owned or licensed by Seller or Systems Chemistry and used in the operation of the business as currently conducted, except that Schedule 1.1(a)(viii) shall include unregistered Intellectual Property including know-how, processes, formulae and trade secrets or Intellectual Property for which no application is pending only to the extent such Intellectual Property is material to the Business. Except as set forth in
Schedule 1.1(a)(viii), there are no pending or threatened claims of which Seller has been given written notice, by any person against the use by Systems Chemistry of the Intellectual Property.

                           (b) Seller or Systems Chemistry has, or will have as
of the Closing, such ownership of or such rights by license, lease or other agreement to the Intellectual Property as are necessary to permit Systems Chemistry to conduct its operations as currently conducted.

                           (c) Any existing patents and copyrights included in
the Assets are valid and enforceable.

                           (d) Seller or Systems Chemistry has, or will have as
of the Closing, the right to use the Assets without payment to or interference from any other party, and no other domestic and foreign trademarks, trade names, service marks, service names, brand names, mark registrations, logos, assumed names, registered copyrights, patents, applications, inventions, processes, know-how, formulae, trade secrets, licenses or applications therefor are necessary for the conduct of the Business. Neither Seller nor Systems Chemistry has received any notice of any claim of infringement or interference relating to the Assets or notice of any other claim or proceeding relating to the Assets.

                           (e) Neither Seller nor Systems Chemistry infringes
upon or unlawfully or wrongfully uses any domestic and foreign trademarks, trade names, service marks, service names, brand names, mark registrations, logos, assumed names, registered copyrights, patents or applications therefor, inventions, processes, know-how, formulae, trade secrets, or licenses or applications therefor owned or claimed by a third party.

                           (f) No present or former employee of Seller or
Systems Chemistry, and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in the Intellectual Property.

                           (g) Buyer shall acquire all of the rights of Seller
or Systems Chemistry under any agreements of Seller or Systems Chemistry with Furon.

                  Section 3.11 Computer Software and Databases. Schedule 1.1(a)(ii) lists and identifies by category all of the computer software programs and databases material to the Business (other than off-the-shelf software) which are owned, licensed, leased or otherwise used by Systems Chemistry in connection with the Business as currently conducted, whether purchased, licensed, leased or internally developed. To the best knowledge of Seller, Systems Chemistry has, or will have as of the Closing, such ownership of or such rights by license, lease or other agreement to such scheduled computer programs and databases as are necessary to permit Systems Chemistry to conduct its operations as currently conducted, except as set forth in Schedule 1.1(a)(ii).

                  Section 3.12 Employee Benefit Plans; ERISA.

                  Schedule 3.12 lists (i) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit, bonus, incentive or deferred compensation, stock option (or other performance or equity-based), severance, change in control and fringe benefit plans maintained or contributed to by Systems Chemistry, the Seller or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that, together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any U.S. employee or former U.S. employee of Systems Chemistry (the "U.S. Plans") and (ii) each employee benefit, bonus, incentive or deferred compensation, stock option (or other performance or equity-based), severance, change-in-control and fringe benefit plan (other than any employment or personnel policy, practice or procedure) maintained, or participated in, by Seller or its affiliates for the benefit of non-U.S. employees or former employees of Systems Chemistry or under which any such person is covered, is eligible for coverage or has benefit rights, by reason of employment with any of the Seller or affiliates (the "Foreign

Plans"). The U.S. Plans and the Foreign Plans are referred to herein collectively as the "Plans". Seller has made available to Buyer copies of each of the Plans, including all amendments to date.

                  Section 3.13 Environmental Matters.

         (a) Except as set forth in Schedule 3.13 and Buyer's Phase I site reviews, Seller or Systems Chemistry hold, and are in compliance with, all permits, licenses and government authorizations required for Systems Chemistry to conduct the Business under state and federal laws relating to pollution and the storage, handling, transportation, use, disposal, or discharge of hazardous or toxic substances, waste or materials, and is otherwise in compliance with all applicable Environmental Law, as defined herein, with respect to Systems Chemistry.

         (b) Except as set forth in Schedule 3.13, as it relates to Systems Chemistry, neither Seller nor any of its subsidiaries has received any written request for information, notice of violation of any Environmental Law, or has been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law with respect to any on-site or off-site location.

         (c) Neither Seller nor Systems Chemistry has caused any unpermitted disposal, release or discharge into the air, soil, surface waters or groundwater at any of the Leased Premises.

                  Section 3.14 Certain Fees. Except in connection with the retention of Credit Suisse First Boston Corporation (whose fees shall be the sole responsibility of Seller), (i) Seller has not employed any financial advisor or finder and (ii) neither Seller nor Systems Chemistry has incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

                  Section 3.15 Material Contracts. Schedule 3.15 contains a complete list of all contracts, or other agreements that relate to the Business as it is conducted in the United States, the United Kingdom or in any other jurisdiction and which equals or exceeds $20,000 in payments or liability annually or in excess of $50,000 in payments or liability during the entire term of the contract (the "Material Contracts"). The contracts that relate to the Business will be assumed by Buyer at the Closing. Copies of all Material Contracts have been furnished to Buyer. Seller or Systems Chemistry has in all respects performed all of the obligations required to be performed by Seller or by Systems Chemistry under the assumed contracts and is not in default or, to the knowledge of Seller or Systems Chemistry, alleged to be in default under any of the Material Contracts.

                  Section 3.16 Assumptions or Guarantee of Indebtedness. Except as set forth on Schedule 3.16, Seller or Systems Chemistry is not directly or contingently liable on any indebtedness of any customer, supplier or other creditor, or employee of Seller or Systems Chemistry with respect to the Business or the Assets, including without limitation, liability by way of agreement (contingent or otherwise) to provide funds for payment, to fund or to otherwise invest in, or otherwise to assure any person or entity against loss, whether as a result of the assumption, guarantee or endorsement of any debt.

                  Section 3.17 Tax Returns, Books and Records. Except as set forth on Schedule 3.17, with respect to the Business, Seller or Systems Chemistry has (i) filed or caused to be filed all federal, state, local and foreign tax returns and reports required to be filed by it; and (ii) paid all taxes upon the assets, income, franchises, licenses and sales of the Business which are shown to be due thereon pursuant to such tax returns and any other taxes for which a notice of assessment or demand for payment has been received. All monies required to be withheld by or accrued as an expense of Systems Chemistry from or on behalf of employees of the Business for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or, with respect to taxes not yet due, set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Systems Chemistry. There is no tax lien, whether imposed by any federal, state, county, local or foreign taxing authority, outstanding against the Assets or the Business of Systems Chemistry except for the Permitted

Liens described on Schedule 3.17 which will not be removed or discharged prior to the Closing Date.

                  Section 3.18 Warranty Claims. Except as set forth on Schedule 3.18, there are no existing or, to the best knowledge of Seller or Systems Chemistry, threatened claims against Systems Chemistry for defective parts, equipment, services or other products purchased, manufactured, shipped or sold in the course of operating the Business of Systems Chemistry.

                  Section 3.19 Absence of Defaults. Except as set forth on
Schedule 3.19, neither Seller nor Systems Chemistry is in default under any contract, lease or other agreement included in the Assumed Liabilities and neither Seller nor Systems Chemistry has knowledge of any such default or violation or claimed default or violation which with notice or lapse of time or both would constitute a default or violation on the part of any party under any such contract, lease or other agreement. Except as set forth on Schedule 3.19, all of such contracts, leases or other agreements are legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.20 Litigation. Except as set forth on Schedule 3.20, there are no actions, suits, or other proceedings, or claims of patent, trademark or copyright infringement, unfair competition, breach of contract, or any other claims, or any investigations formally instituted and pending or, to the knowledge of Seller or Systems Chemistry, threatened against Systems Chemistry or its properties or assets, at law, in equity or admiralty, or before or by any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitration panel, and Seller and Systems Chemistry know of no circumstance that would reasonably be likely to give rise to such claims. The Assets are not subject to any judgment, order, writ, injunction or decree of any court or federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, or arbitration panel.

                  Section 3.21 Product Liability Claims. Except as set forth on
Schedule 3.21, there are no product liability claims pending, or to the knowledge of Seller or Systems Chemistry, threatened, in connection with the conduct of the Business, and Seller and Systems Chemistry know of no circumstance that would reasonably be likely to give rise to a product liability claim.

                  Section 3.22 Employee Benefit Plans; ERISA.

                  (a) Seller and Systems Chemistry have complied with continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through
608. Seller and Systems Chemistry shall be responsible for complying with the requirements of Code Section 4980 B and Part 6 of Title 1 of ERISA for its employees (including the Transferred Employees) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code
Section 4980 (B) occurs on or prior to the Closing.

                  (b) Seller or Systems Chemistry have not had an "obligation to contribute" to a "multiemployer plan." With respect to any "multiemployer plan" to which any entity or person in a "controlled group" with Seller (other than Seller itself) has had or currently has an "obligation to contribute," there is no material liability incurred under Title IV of ERISA or event which could result in a material claim being made against Seller. For the purposes of this paragraph, the following definitions shall apply:

                                    (i) "controlled group" shall have that
         meaning as defined in ERISA Section 4001 (14) and ERISA Section 4001
         (b) (1).

                                    (ii) "obligation to contribute" shall have
         that meaning as defined in ERISA Section 4212.

                                    (iii) "multiemployer plan" shall have that
         meaning as defined in ERISA Section 3(37) or Section 4001 (a) (3).

                  Section 3.23 No Third Party Options. There are no existing agreements, options, commitments or rights with, of, or to any person to acquire any rights in the Assets or the Business or any interest therein except for the rights of customers to acquire products from the Inventory.

                  Section 3.24 Labor Matters. Schedule 3.24 contains a true and correct and complete list of all present employees and sales representatives employed or engaged by Seller and Systems Chemistry in the Business. Seller, within the last three (3) years, has not experienced any organized slowdown, work interruption, strike, or work stoppage by those employees of Seller or Systems Chemistry employed or engaged by Seller or Systems Chemistry in the Business. Seller or Systems Chemistry is not a party to, and does not have any obligation pursuant to, any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of those employees of Seller or Systems Chemistry in the Business, and Seller or Systems Chemistry is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of those of its or Systems Chemistry employees who are employed or engaged by Seller or Systems Chemistry in the Business. None of Seller or System Chemistry or any of its officers, directors, or employees has been charged or threatened with the charge of any unfair labor practice in connection with the Business within the last two (2) years. To the best knowledge of Seller, Seller and Systems Chemistry are in compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's or Systems Chemistry's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described on Schedule 3.24 there are no pending or, to the best knowledge of Seller, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deduc-tions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions of unfair labor practices; grievances or arbitration pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labor Claims"). Seller and Systems Chemistry are not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing. Except as described on Schedule 3.24, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of Seller or Systems Chemistry in the Business.

                  Section 3.25 Limitations. Except for the representations and warranties expressly set forth in this Article III, The Assets are sold "AS IS, WHERE IS."

                  Section 3.26 Insurance. Schedule 3.26 contains a list of the insurance presently maintained by Seller or Systems Chemistry on the Assets.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller and Systems Chemistry as follows:

                  Section 4.1 Organization and Authority of Buyer.

                           (a) Buyer is a corporation duly organized, validly
existing and in good standing under the laws of the state of its incorporation. Buyer has heretofore delivered to Seller complete and correct copies of its Certificate of Incorporation and By-Laws as currently in effect.

                           (b) Buyer has the corporate power and corporate
authority to execute and deliver this Agreement and the Related Agreements and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions so contemplated hereby or thereby. This Agreement has been duly executed and delivered by Buyer and constitutes, and when executed and delivered each of the Related Agreements to be executed and delivered by Buyer pursuant hereto will constitute, a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                  Section 4.2 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act and as set forth in Section 4.2 of a disclosure schedule document (the "Buyer Disclosure Schedule") being delivered by Buyer to Seller concurrently herewith, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation by Buyer of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Buyer; (b) require on the part of Buyer any filing with, or the obtaining of any permit, authorization, license, consent or approval of, any governmental or regulatory authority, whether within or outside the United States, or of any third party; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound or (d) to the best knowledge of Buyer, violate any order, injunction, decree, statute, rule or regulation applicable to Buyer.

                  Section 4.3 Financing. Buyer has on the date of execution of this Agreement and will have at the Closing sufficient immediately available funds, in cash or pursuant to credit agreements in effect on the date of this Agreement, to pay the Purchase Price and any other amounts payable pursuant to this Agreement and the Related Agreements and to effect the transactions contemplated hereby and thereby, and to provide Buyer with adequate working capital to operate the Business. Buyer has, as of the date hereof, provided Seller with copies of all such credit agreements and all relevant related documents.

                  Section 4.4 Litigation. As of the date hereof there is no claim, action or proceeding pending or, to the best knowledge of Buyer, threatened against Buyer, or which challenges the validity of this Agreement or the Related Agreements, or the ability of the Buyer to consummate the transactions contemplated hereby and thereby, by or before any court, governmental or regulatory authority.

                  Section 4.5 Investigation by Buyer. Buyer has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of Systems Chemistry and acknowledges that Seller has provided Buyer with access to the personnel, properties, premises and records of Systems Chemistry for this purpose.

                  Section 4.6 Certain Fees. Neither Buyer nor any of its affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby and thereby.


                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Conduct of the Business. Seller and Systems Chemistry agree that, during the period from the date of this Agreement to the Closing, except as (i) otherwise contemplated by this Agreement (including, without limitation, transfers of Excluded Assets from Systems Chemistry to Seller), (ii) as set forth in Schedule 5.1 or (iii) consented to by Buyer in writing:

                           (a) Seller and Systems Chemistry shall use their
reasonable best efforts to cause the business operations of Systems Chemistry to be conducted in the ordinary course consistent with past practice and to preserve intact the Business and the organization of Systems Chemistry in all material respects; and

                           (b) Seller or Systems Chemistry shall not (i) sell or
dispose of any of the properties and material current assets of Systems Chemistry, except in the ordinary course of business; (ii) except as may be required by existing contracts, make any loans, advances (other than advances in the ordinary course of business, including the payment of income tax liabilities, and consistent with past practice of Systems Chemistry) or capital contributions to, or investments in, any other person on behalf of Systems Chemistry; (iii) increase in any manner the compensation of any of the officers or other employees of Systems Chemistry; (iv) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of Systems Chemistry, or (v) make any change in any of the present accounting methods and practices of Systems Chemistry, except as required by changes in GAAP and except for adoption of the percentage of completion method of accounting.

                  Section 5.2 Access to Information.

                           (a) Between the date of this Agreement and the
Closing, Seller shall (i) give Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of Systems Chemistry; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request and (iii) cause the officers of Systems Chemistry to furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours under the supervision of Seller's personnel and in such a manner as to not interfere with the business operations of Systems Chemistry.

                           (b) All information concerning Seller or Systems
Chemistry furnished or provided by Seller or

Systems Chemistry or their affiliates to Buyer or its representatives (whether furnished before or after the date of this Agreement) shall be held subject to the Confidentiality Agreement between Seller and Buyer, dated as of February 3, 1997 (the "Confidentiality Agreement"). Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor any of its affiliates shall have any obligation to make available or provide to Buyer or its representatives a copy of any consolidated, combined or unitary Tax Return filed by Seller or any of its affiliates or any related materials, except to the extent it relates solely to Systems Chemistry.

                  Section 5.3 Regulatory Compliance.

                           (a) The parties hereto shall cooperate and use their
respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations with respect to U.S. or foreign antitrust matters and other regulatory approvals and consents, including, without limitation, making all filings and submissions under the HSR Act as may be required in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

                           (b) Subject to the Confidentiality Agreement, Seller
and Buyer will coordinate and cooperate with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other regulatory approvals and consents. Each of Seller and Buyer agrees to respond promptly to and fully comply with any request for additional information or documents under the HSR Act. Subject to the Confidentiality Agreement, Seller will provide Buyer, and Buyer will provide Seller, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  Section 5.4 Consents; Assignments.

                           (a) Each of Seller and Buyer shall cooperate, and use
their respective best efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any governmental entity or any other information supplied by such party to a governmental entity in connection with this Agreement and the transactions contemplated hereby.

                           (b) Anything contained in this Agreement to the
contrary notwithstanding, this Agreement shall not constitute an agreement to assign any right, title or interest in, to or under any contract, license, lease, commitment, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller, thereunder. Buyer and Seller will use their respective reasonable best efforts to obtain any consent, approval or amendment required to novate and/or assign any agreements, leases, licenses and other rights of any nature whatsoever relating to the Assets, whenever obtaining such consent, approval or amendment is necessitated by reason of the transaction contemplated by this Agreement, including, without limitation, all bids, quotations and proposals which have been made by Seller or Systems Chemistry which are outstanding as of the Closing Date; provided, however, that neither Seller nor Systems Chemistry shall be obligated to pay any consideration therefor (except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Seller or Systems Chemistry is unable to obtain any such required consent, approval or amendment, Seller or Systems Chemistry shall continue to be bound thereby and unless not permitted by law or the terms thereof, Buyer shall pay, perform and discharge fully all the obliga-tions of Seller or Systems Chemistry thereunder from and after the Closing Date and indemnify Seller for all losses, costs and fees charged to Seller or Systems Chemistry arising out of such performance by Buyer to the extent that Buyer obtains the benefit thereof. Seller shall, without further consideration therefor, pay and remit to Buyer promptly all monies, rights and other considerations received in respect of such performance. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Seller or Systems Chemistry shall promptly assign and novate all its rights and obligations thereunder to Buyer without payment of further consideration and Buyer shall, without the payment of any further consideration therefor, assume such rights and obligations. Buyer and Seller will use their respective reasonable best efforts to obtain any consent, approval or amendment required to novate and/or assign to Buyer those agency, distribution and sales representative agreements in the United States and the rest of the world whereby the agent, distributor or representative sells the products of Seller or its Affiliates in addition to the products of Systems Chemistry to the extent that such agreements relate to the Business or products of Systems Chemistry.

                  Section 5.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Seller, Systems Chemistry and Buyer will use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Related Agreements. Seller and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use their respective reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

                  Section 5.6 Limitation of Seller's Liabilities. From and after the Closing Date, except as expressly provided for in this Agreement, Seller shall have no obligations or liabilities whatsoever relating to the operation of the Business or the Assumed Liabilities after the Closing Date, including, without limitation, obligations or liabilities for any deductibles with respect to insurance policies and obligations or liabilities under guarantees by Seller of obligations or liabilities of Systems Chemistry. Buyer shall release, indemnify and hold Seller harmless from all such obligations and liabilities (including the costs of defense thereof and reasonable attorneys fees and expenses) that are alleged against or might otherwise be imposed on Seller. Buyer shall cooperate with Seller, both before and after the Closing Date, by taking, and after Closing, causing Systems Chemistry to take, all actions Seller shall reasonably request to effect the termination of any such Seller guarantee, obligation or liability.

                  Section 5.7 Public Announcements. Except as the parties shall mutually agree, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the Related Agreements and the transactions contemplated hereby and thereby, except as in the reasonable judgment of the party may be required by law or in connection with the obligations of a publicly-held company, in which case the language of any such report, statement or press release shall be mutually agreed to by the parties except as may be otherwise so required.

                  Section 5.8 Covenant Not to Compete. Seller, Systems Chemistry and each of their Affiliates agrees that for a period of five (5) years after the Closing Date, neither they nor any of their Affiliates will directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise participate as more than a five percent (5%) owner in such business if such business competes with Systems Chemistry as the business of Systems Chemistry is currently conducted. The parties hereto acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Buyer, in addition to any other relief available, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that any limitation of this Section 5.8 should be deemed to exceed that which is permitted by applicable law, then the parties hereto agree that such provision shall be reformed to set forth the maximum limitation permitted by law. Notwithstanding the foregoing, this Section
5.8 shall not apply in the event of a Change in Control of Seller. For purposes of this Agreement, Change in Control shall mean the sale of all or substantially all of the assets of Seller whether by merger or otherwise.

                  Section 5.9 Employees; Employee Benefits.

                           (a) Buyer shall offer to employ each person listed on
Schedule 5.9(a), who is an employee of either Seller or its affiliates or Systems Chemistry on the Closing Date (the "Affected Employees"), other than Affected Employees who are not actively employed by Seller or its affiliates or Systems Chemistry on the Closing Date in a position substantially similar to that held with Seller or its affiliates or Systems Chemistry as of the Closing Date, with base salaries or wages substantially equivalent to those provided as of such date. Buyer shall provide each Affected Employee who accepts employment with Buyer ("Transferred Employee") with benefits that are comparable in the aggregate to the benefits under the Plans provided to such Transferred Employees immediately prior to the Closing Date. Nothing in this Section 5.9 shall be deemed to require Buyer to retain any Transferred Employee for any period of time. Buyer agrees that as to any Affected Employee not offered employment, such action shall not be upon the basis of race, sex, age, religion, disability or national origin. Buyer's offer of employment may be conditioned upon an Affected Employee reporting to work within six business days after the Closing Date or providing a written physician's statement acceptable to the Buyer that the individual is fit to perform his or her job. Buyer shall give full credit for all service with Systems Chemistry, Seller, any ERISA Affiliate or any other affiliate of such entities (together with ERISA Affiliates, "Affiliates"), and any predecessor thereto to the extent that service with such predecessor entity was recognized under the applicable Plan, to each Transferred Employee for purposes of eligibility to participate in, and vesting under any employee benefit plan (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by Buyer or its subsidiaries for Transferred Employees on or after the Closing Date except Buyer's retiree medical plan, severance pay plan, salary continuation plan and defined benefit plan. For purposes of computing deductible amounts for 1997 (or like adjustments or limitations on coverage) under any employee welfare benefit plan (including, without limitation, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA), expenses and claims previously recognized for similar purposes under the applicable welfare benefit plan of Seller or any Affiliate shall be credited or recognized under the comparable plan maintained after the Closing Date by Buyer or its subsidiaries, and any preexisting condition requirements under any employee welfare plan of Buyer or its subsidiaries that may otherwise be applicable to Transferred Employees shall be waived.

                           (b) Buyer shall be responsible and assume all
liability for all salary and benefit continuation and/or severance payments relating to any Transferred Employee that may be payable as a result of any termination of employment with the Buyer after the Closing Date of any such Transferred Employee.

                           (c) Neither Seller, Systems Chemistry nor Buyer
intends for this Section 5.9 to create any rights or obligations except as among Seller, Systems Chemistry and Buyer, and no past, present or future employees of Seller, its affiliates, Systems Chemistry or Buyer shall be treated as third-party beneficiaries of this Section 5.9.

                           (d) Seller shall be responsible for the payment of
all wages, commissions, severance pay, vacation pay, and sick pay to Transferred Employees that are earned or accrued but not yet paid through the date they become Transferred Employees and for any employees of Seller its affiliates or Systems Chemistry who are not Transferred Employees, up to and including the date Seller terminates the employment of such employees. Except for obligations specifically assumed by Buyer hereunder, Seller shall be responsible for the payment of any amounts due to its, its affiliates or Systems Chemistry's employees (including the Transferred Employees) pursuant to the Plans as a result of their employment of such employees provided that in determining bonuses and other similar payments due to Transferred Employees for any period ended on or prior to the Closing Date, Seller shall, if payment thereof will occur after the Closing Date, waive any requirement that such Employees be employees of Seller on the date such bonuses or other similar payments are paid. Seller shall be responsible for reporting all employee related costs and liabilities of Transferred Employees accruing prior to the Closing Date, whether payable on or after the Closing Date. Seller is responsible for all incurred but unreported or unpaid medical claims of its or Systems Chemistry's employees or their dependents, made, occurring or arising prior to and for the cost associated with any hospital confinement that commences prior to the date they become Transferred Employees. Expenses related to Seller's, its affiliates or System Chemistry's employees receiving disability and, if applicable, workers' compensation benefits prior to the date each employee becomes a Transferred Employee shall be borne by Seller, Systems Chemistry or their insurer. Effective on the Closing Date, Seller and Systems Chemistry shall, and hereby do, release all Transferred Employees from any employment and/or confidentiality agreement previously entered into between Seller, its affiliates or Systems Chemistry and such Transferred Employees to the extent (but only to the extent) necessary for Buyer to operate the Business in substantially the same manner as operated by Seller prior to the Closing Date.

                  Section 5.10 Benefit Plans.

                           (a) Except for obligations specifically assumed by
Buyer under this Agreement, Buyer shall assume no responsibility with regard to any Plans of Seller. To the extent necessary, Seller may continue to communicate with the Transferred Employees regarding their rights and entitlement to any benefits under the Plans, subject to Buyer's prior approval, which shall not be unreasonably withheld, and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

                           (b) Prior to the time that Seller shall be required
to permit the direct rollover of distributions, to which Transferred Employees may be entitled from Seller's 401(k) Plan, to the Buyer's 401(k) Plan: (i) Buyer shall provide to Seller written assurances that the Buyer's 401(k) Plan to which the rollovers are directed is an "eligible retirement plan" and, (ii) Seller shall provide to Buyer written assurances that the

Seller's 401(k) Plan is an "eligible retirement plan." The term "eligible retirement plan" shall have the meaning as set forth in Sections 401(a) (31) (D) and 402 (c) (8) (B) of the Internal Revenue Code.

                           (c) Buyer has adopted a qualified 401(k) Plan and
established a trust which Buyer acknowledges and represents is intended to satisfy the requirements for qualification under Section 401(a) and exemption under Section 501(a) of the Internal Revenue Code of 1986, as amended. Buyer acknowledges and represents that it has obtained a favorable determination letter from the IRS stating that Buyer's 401(k) Plan as adopted satisfies the requirements for qualification under Code Section 401(a), 401(k) and the trust for exemption under Code Section 501(a).

                  Section 5.11 Tax Treatment. Buyer and Seller covenant and agree that the transaction contemplated herein shall not be intended to be a tax-free reorganization under Section 368 of the Code. The Purchase Price shall be allocated in accordance with Code Section 1060 and consistent with Federal Income Tax Form 8594, to reflect the adjustments made to arrive at the Purchase Price (including any adjustment pursuant to Section 1.6 hereof). Neither Party will take a position inconsistent with the valuations set forth on such final Form 8594 as shall be delivered at the Closing pursuant to Sections 1.4 and 1.5 hereof. The allocation of the purchase price was arrived at by arms-length negotiations, and in the judgement of the parties properly reflects the fair market value of the Assets. Notwithstanding the foregoing, if any dispute arises between the parties or their affiliates with respect to the tax treatment of the transaction under Section 1060 of the Code, such dispute shall be submitted by the parties to the Independent Accounting Firm for resolution at least 90 days prior to the date on which any related tax filings are due. The resolution provided by the Independent Accounting Firm shall be final, conclusive and binding on the parties, and shall be issued no later than 30 days prior to the date on which such filing is due. Fees and expenses relating to a dispute described in this Section 5.11, shall be shall be borne equally by Seller and Buyer.

                  Section 5.12 Non-Solicitation. Until the expiration of eighteen (18) months after the Closing

Date, Seller, Systems Chemistry or any Affiliate, shall not directly or indirectly solicit or offer employment to any Affected Employee who is then an employee of Buyer or who has terminated such employment without the consent of Buyer within one hundred eighty (180) days of such solicitation or offer, and except with respect to Ke Liang, Buyer shall not directly or indirectly solicit or offer employment to any person who, after the Closing Date, is then an employee of Seller, Systems Chemistry or any Affiliate, or who has terminated such employment without the consent of Seller, Systems Chemistry or any Affiliate, within one hundred eighty (180) days of such solicitation or offer. Seller or Systems Chemistry shall enter into an agreement with Buyer at Closing under which Seller will offer to continue to employ Ke Liang and make her services available to Buyer on terms and conditions specified therein and under which Buyer will reimburse Seller for all costs associated with Ke Liang's employment.

                  Section 5.13 Discovery of Facts. If in the course of the transactions contemplated by this Agreement, either party or their agents acquire prior to Closing knowledge of any fact, law or circumstance which would be required to be disclosed by such party to avoid breach of its warranties or representations contained in this Agreement, then such party shall disclose such fact, law or circumstance prior to Closing to the other party or be precluded from asserting a claim for indemnity based on such fact, law or circumstance after the Closing.

                  Section 5.14 Promissory Note; Security Interest.

                           (a) Following the Closing, Seller shall grant to
Buyer a first priority security interest in Seller's foreign accounts receivables that are not secured by letters of credit (the "Collateral") to secure the Promissory Note. Seller shall take any action that may be necessary or desirable, or that Buyer may reasonably request, to assist Buyer in perfecting the security interest in the Collateral and to maintain the validity, perfection, enforceability and priority of such security interest. The parties agree that Seller's obligations under this Section 5.14 shall not apply unless and until all amounts owing to Seller's present lenders have been paid and all security therefor has been released. If Seller is unable to grant to Buyer a first priority security interest in the Collateral after the Seller's present lenders have been paid and all security released, Seller agrees to grant Buyer a first priority security interest in other assets of Seller acceptable to Buyer.

                           (b) After the Closing and so long as the Promissory
Note is outstanding, Seller agrees not to enter into any agreement or instrument (including any credit, loan or other agreement for borrowed money), unless such agreement or instrument permits payment of the Note in accordance with its terms.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

                  Section 6.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions:

                           (a) Any waiting periods applicable to the
transactions contemplated by this Agreement under applicable U.S. and foreign antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated and all governmental authorizations or approvals required in connection with the transactions contemplated by this Agreement shall have been obtained or given, other than those authorizations and approvals, the failure of which to have been obtained, would not individually or in the aggregate have a Material Adverse Effect;

                           (b) No statute, rule or regulation shall have been
enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby or which would have a Material Adverse Effect;

                           (c) There shall not be in effect any judgment, order,
injunction or decree of any court of
competent jurisdiction enjoining the consummation of the transactions contemplated hereby; and

                           (d) All consents, the failure of which to be obtained
would in the aggregate have a Material Adverse Effect, shall have been obtained at or prior to the Closing.

                  Section 6.2 Conditions to Obligations of Seller and Systems Chemistry. The obligations of Seller and Systems Chemistry to consummate the transactions contemplated herein are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a) The representations and warranties of Buyer
contained in Article IV of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except (i) for changes permitted or contemplated hereby, (ii) breaches that would not have a Material Adverse Effect, and (iii) except for representations which are as of a specific date; and

                           (b) Buyer shall have performed in all material
respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and Seller shall have received a certificate from the president or vice president of Buyer to the effect of clauses (a) and (b) above.

                           (c) Seller and Systems Chemistry shall have obtained
the consent of CoreStates Bank to consummate the transaction contemplated by this Agreement.

                  Section 6.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a) The representations and warranties of Seller and
Systems Chemistry contained in Article III of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except (i) for changes permitted or contemplated hereby, (ii) breaches that would not have a Material Adverse Effect, and (iii) for representations which are as of a specific date; and

                           (b) Seller shall have performed in all material
respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and Buyer shall have received a certificate from the president or chief operating officer of Seller to the effect of clauses (a) and (b) above.

                  Section 6.4 Materiality of Conditions. Notwithstanding anything contained herein, no condition involving the performance of agreements by Seller, the accuracy of representations and warranties made by Seller or Systems Chemistry as of the date hereof or the Closing, or the furnishing of an officer's or other certificate shall be deemed not fulfilled, and Buyer shall not be entitled to fail to consummate the transactions contemplated by this Agreement or terminate this Agreement on such basis, if the respects in which such agreements have not been performed, such representations and warranties are untrue, or certificates do not conform to what is prescribed by this Agreement, in the aggregate, are not materially adverse to the business, results of operations or financial condition of Systems Chemistry.


                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

                  Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                           (a) at any time, by mutual written consent of Seller
and Buyer; or

                           (b) by Buyer, if (i) there has been a material
violation or breach by Seller or Systems Chemistry of any of the agreements, representations or warranties contained in this Agreement and such violation or breach would have a Material Adverse Effect, unless such violation or breach will be cured on or before the Closing Date, provided Buyer has previously given Seller reasonable written notice thereof, or (ii) any condition to the obligations of Buyer hereunder has (in the good faith judgment of the Board of Directors of Buyer or on advice of the Seller) become impossible to fulfill or, in all likelihood, would not be fulfilled; or

                           (c) by Seller or Systems Chemistry, if (i) there has
been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement, unless such violation or breach will be cured on or before the Closing Date, provided Seller has previously given Buyer reasonable written notice thereof, or (ii) any material condition to the obligations of Seller hereunder has (in the good faith judgement of the Board of Directors of Seller or on advice of the Buyer) become impossible to fulfill or, in all likelihood, would not be fulfilled; or

                           (d) by either Buyer or Seller if any government
agency commences action to enjoin this transaction; or

                           (e) by either Buyer or Seller, if through no fault of
the party seeking termination the Closing shall not have occurred on or prior to August 31, 1997.

                  Section 7.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given by the parties so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to Section 7.1 hereof:

                           (a) each party shall redeliver all documents, work
papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with Section 5.2(b) hereof;

                           (b) all filings, applications and other submissions
made pursuant hereto shall, at the option of

Seller and to the extent practicable, be withdrawn from the agency or other person to which made; and

                           (c) there shall be no liability or obligation
hereunder on the part of Seller or Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Seller or Buyer, as the case may be, may have liability to the other party if the basis of termination is a willful, material breach by Seller or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Sections 7.2(a), 7.2(b), 9.1(a) and 9.10 hereof and the obligation to treat information in a confidential manner, as set forth in Section 5.2(b) shall survive any such termination.

                  Section 7.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time only by written agreement of Seller and Buyer. Any failure of Seller, on the one hand, or Buyer, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to Buyer, by Seller and, with respect to Seller, by Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.


                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                  Section 8.1 Survival of Representations and Warranties. The representations and warranties of Seller, Systems Chemistry and Buyer made in Articles III and IV hereof and Section 5.1 hereof shall survive the Closing for a period of seven years with respect to Section 3.17 (Tax), Section 3.10 (Intellectual Property) and Section 3.13 (Environmental), five years with respect to Section 3.15 (Contracts) and Section 3.18 (Warranty Claims), and two years with respect to all others, after the Closing Date, but, except as provided in Section 7.2(c) hereof, shall not survive any termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing, including, without limitation, the covenants and agreements set forth in Article V (other than Section 5.1 hereof) hereof and in the Undertaking.

                  Section 8.2 Seller's Agreement to Indemnify.

                            (a) Subject to the terms and conditions set forth
herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) an alleged breach of any representation or warranty contained in Article III of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing, and (ii) any liabilities and obligations not to be assumed by Buyer hereunder.

                            (b) Seller's obligation to indemnify the Buyer
Indemnitees pursuant to clauses (i) and (ii) of Section 8.2(a) hereof with respect to a breach of a representation or warranty contained in Article III of this Agreement is subject to the following limitations:

                                    (i) No indemnification shall be made by
        Seller unless the amount of Buyer Damages (net of Tax Benefit) for any single instance exceeds $5,000 and, in such event, indemnification shall be made by Seller only to the extent that the aggregate amount of Buyer Damages (net of Tax Benefit) exceeds $50,000;

                                    (ii) In no event shall Seller's aggregate
        obligation to indemnify the Buyer Indemnitees exceed $10,000,000;

                                    (iii) The amount of any Buyer Damages shall
        be reduced by (A) any amount received by a Buyer Indemnitee with respect thereto under any insurance coverage to the extent the proceeds of such coverage are received by Buyer (net of any costs of such coverage incurred by such Buyer Indemnitee)or from any other party alleged to be responsible therefor, and (B) the amount of any Tax Benefit available to the Buyer Indemnitee relating thereto. Buyer and any Buyer Indemnitee shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to this Section 8.2, then such Buyer Indemnitee shall promptly reimburse Seller, as the case may be, for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by the Buyer Indemnitee (net of any costs of such coverage or of obtaining such amount incurred by such Buyer Indemnitee);

                                    (iv)  Seller shall be obligated
         to indemnify the Buyer Indemnitees only for those Buyer Damages as to which the Buyer Indemnitees have given Seller written notice thereof on or prior to the time periods set forth in Section 8.1 hereof. Any written notice delivered by a Buyer Indemnitee to Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof, provided, however, that the bases of the claims and the reasonable estimate shall be included solely for informational purposes and shall not be deemed a waiver of any rights otherwise available to Buyer under this Agreement.

                  Section 8.3  Buyer's Agreement to Indemnify.

                           (a)  Subject to the terms and conditions
set forth herein, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach of any representation or warranty contained in Article IV of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing, hereof and (ii) all Assumed Liabilities.

                           (b)  Buyer's obligation to indemnify
Seller Indemnitees pursuant to clauses (i) and (ii) of Section 8.3(a) hereof with respect to a breach of a representation or warranty contained in Article IV of this Agreement is subject to the following limitations:

                                    (i) No indemnification shall be made by
        Buyer unless the amount of Seller Damages (net of Tax Benefit) for any single instance exceeds $5,000 and, in such event, indemnification shall be made by Buyer only to the extent that the aggregate amount of Seller Damages (net of Tax benefit) exceeds $50,000;

                                    (ii) In no event shall Buyer's aggregate
        obligation to indemnify Seller Indemnitees exceed $10,000,000;

                                    (iii) The amount of any Seller Damages shall
        be reduced by (A) any amount received by a Seller Indemnitee with respect thereto under any insurance coverage to the extent the proceeds of such coverage are received by Seller (net of any costs of such coverage incurred by such Seller Indemnitee) or from any other party alleged to be responsible therefor and (B) the amount of any Tax Benefit available to Seller Indemnitee relating thereto. Seller and any Seller Indemnitee shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives any amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by Buyer pursuant to this Section 8.3, then such Seller Indemnitee shall promptly reimburse Buyer, as the case may be, for any payment made or expense incurred by Buyer in connection with providing such indemnification up to such amount received by Seller Indemnitee net of any costs of such coverage or of obtaining such amount incurred by such Seller Indemnitee;

                                    (iv)  Buyer shall be obligated
         to indemnify Seller Indemnitees only for those Seller Damages as to which Seller Indemnitees have given Buyer written notice thereof on or prior to two years after the Closing Date. Any written notice delivered by a Seller Indemnitee to Buyer with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof; provided, however, that the bases of the claim and the reasonable estimate shall be included solely for informational purposes and shall not be deemed a waiver of any rights otherwise available to Seller under this Agreement.

                  Section 8.4 Third Party Indemnification. The obligations of Seller to indemnify the Buyer Indemnitees under Section 8.2 hereof with respect to Buyer Damages and the obligations of Buyer to indemnify Seller Indemnitees under Section 8.3 hereof with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim") other than Patent Claims (as hereinafter defined) which will be controlled exclusively by Buyer in accordance with Sections (c) and (d) below, will be subject to the following terms and conditions:

                          (a) Any party against whom any Claim is asserted will
give the party required to provide indemni-ty hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this Section 8.4, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or Seller Indemnitee, as the case may be (each, an "Indemnitee"), against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                           (b)  Anything in this Section 8.4 to the
contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

                           (c)  Anything in this Article VIII to the
contrary notwithstanding, with respect to Claims relating to or arising out of domestic and foreign trademarks, trade names, service marks, service names, brand names, mark registration, logos, assumed names, registered copyrights, patents, applications, inventions, processes, know-how, formulae, trade secrets, licenses or applications therefor, any and all patents claiming priority therefrom, including any divisionals, continuations, reissues, re-examinations, or extensions and any and all foreign counterparts of any such case ("Patent Claims"). In no event shall Seller's obligation to indemnify the Buyer Indemnitees exceed the lesser of (i) $10,000,000 or (ii) seventy (70%) percent of the Buyer Damages incurred by any Buyer Indemnitee (the "Patent Cap"). Thirty (30%) percent of Buyer Damages with respect to Patent Claims shall be borne by Buyer. Notwithstanding anything in this Agreement to the contrary, this Section 8.4 shall provide Buyer's sole remedy for Patent Claims.

         (d) In the event that either party receives notice of a Patent Claim and the alleged damages relating to such Patent Claim in the reasonable judgment of Buyer is reasonably likely to exceed $1,000,000, Seller shall indemnify Buyer and within thirty (30) days following receipt of such notice, Seller shall deposit the first "Monthly Payment" (as defined below) into an interest bearing escrow account ("Escrow Account") in accordance with the escrow agreement in a form attached hereto as Exhibit D. The parties shall mutually agree on an Escrow Agent at the time of any such notice. Seller shall make monthly payments of $83,333.33 or such lesser amount such that in no event shall the total escrow deposits exceed the Patent Cap or exceed seventy (70%) percent of the damages alleged in the Patent Claim notice or, if the Patent Claim notice does not state an amount of damages, the first subsequent notice in which an amount of damages is alleged (the "Monthly Payment"). Seller shall make additional Monthly Payments until the Patent Claim is settled or finally adjudicated, or until the amount deposited in the Escrow Account equals the Patent Cap or equals seventy (70%) percent of the damages alleged in the Patent Claim notice, whichever is first to occur. Upon final adjudication or settlement of the Patent Claim, Buyer shall provide Seller with a copy of the judgment or settlement evidencing the amount of such judgment or settlement and other relevant documents, including invoices, showing amounts expended on out-of-house attorneys fees, expert fees and all other out-of-pocket costs incurred by Buyer directly related to such settlement or judgment (all such costs, collectively "Buyer's Patent Damages"). Within thirty (30) days following Buyer's issuance of such documents, Seller shall provide the Escrow Agent with authorization in writing to disburse funds from the Escrow Account to Buyer in the amount of seventy (70%) percent of the Buyer's Patent Damages. In the event that the balance in the Escrow Account at the time of issuance of the aforesaid settlement or judgment is greater than seventy (70%) of the Buyer's Patent Damages, Buyer shall authorize payment of the entire excess balance in the Escrow Account to Seller, including any accumulated interest. In the event that the balance in the Escrow Account at the time of issuance of the aforesaid settlement or judgement is less than seventy (70%) of the Buyer's Patent Damages, Seller shall authorize payment of the entire balance in the Escrow Account to Buyer. Seller shall pay to Buyer thereafter any unpaid portion of the Buyer's Patent Damages to Buyer at the rate of $83,333.33 per month until the Patent Cap is reached. The unpaid balance shall bear interest from and after the date of Buyer's issuance of such documents at an annual rate equal to the prime lending rate declared in effect by the Chase Manhattan Bank plus four (4%) percent. In the event that after the initial receipt of a Patent Claim notice a period of six months elapses from the date that Buyer or its representative responds to such claim with no activity to pursue such claim, the Escrow Agent will be instructed to return the funds in the Escrow Account to Seller. In the event that such claim is later pursued, Seller shall make monthly payments pursuant to the provisions of this paragraph.

                  Section 8.5 Exclusive Remedy. Buyer and Seller agree, to the fullest extent permitted by law, that none of them or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives shall have any liability or responsibility whatsoever to the other or such other's directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or Seller or their respective directors, officers, employees, affiliates, controlling persons, agents or representatives (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties set forth in this Agreement, except (i) as and only to the extent expressly set forth herein with respect to such representations and warranties and rights to indemnification and subject to the limitations and restrictions contained herein and (ii) claims for fraud.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Fees, Expenses and Taxes. (a) Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, Seller and Buyer shall pay all respective fees and expenses incurred by, or on behalf of, each of them in connection with, or in anticipation of, this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby. Seller and Buyer shall indemnify and hold harmless the other party from and against any and all claims or liabilities for brokerage commissions and financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

                          (b) Notwithstanding anything to the contrary in
paragraph (a) of this Section 9.1, Buyer shall pay, (i) all taxes described in
Section 2.5 hereof, and (ii) all transfer tax, intangible tax, deed tax, documentary stamp tax or any other similar tax imposed by any municipality, in each case, incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby will be borne by Buyer, and Buyer (or Seller if required by applicable law)shall file all necessary documentation with respect to such taxes. Buyer agrees that it will pay all sales, transfer or other taxes which may be payable in connection with the transactions contemplated by this Agreement and the Related Agreements.

                  Section 9.2 Further Assurances. From time to time after the Closing Date, at the request of another party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                  Section 9.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery;
(b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                           If to Buyer, to:

                           The BOC Group, Inc.
                           575 Mountain Avenue
                           Murray Hill, New Jersey 07974-2082
                           Fax No.:  (908) 771-4803
                           Attention:  Legal Department

                           If to Seller, to:

                           SubMicron Systems Corporation
                           6330 Hedgewood Drive
                           Allentown, Pennsylvania  18106
                           Attention:  President

                           with a copy to:

                           Skadden, Arps, Slate,
                              Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022-9931
                           Fax No.:  (212) 735-2001
                           Attention:  Joseph A. Coco, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

                  Section 9.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

                  Section 9.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the par- ties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

                  Section 9.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

                  Section 9.7 Interpretation.

                           (a) The article and section headings contained in
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                           (b) As used in this Agreement, the term "person"
shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (c) As used in this Agreement, the term "affiliate"
shall have the meaning set forth in Rule 12b- 2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  Section 9.8 Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, Seller and Buyer (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state or federal courts of Delaware; (b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

                  Section 9.9 Entire Agreement. Except for this Agreement, the Confidentiality Agreement, the Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                  Section 9.11 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

                  Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                    ARTICLE X

                               CERTAIN DEFINITIONS

                  For the purposes of this Agreement, the following words and phrases shall have the following meanings:

                  "5/31/97 Statement" has the meaning assigned by Section 1.2(a)

                  "Affected Employee" has the meaning assigned by Section
5.9(a).

                  "affiliate" has the meaning assigned by Section 9.7(c).

                  "Agreement" means this agreement, dated as of June 27, 1997, together with any amendments thereto, by and among SubMicron Systems Corporation, a Delaware corporation, Systems Chemistry Incorporated, a California corporation and The BOC Group, Inc., a Delaware corporation.

                  "Assets" means all of the properties, contracts and other assets of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise and wherever situated), goodwill and business as a going concern of Systems Chemistry, all as of the Closing Date, other than the Excluded Assets, as described in Section 1.1(a).

                  "Assumed Liabilities" means all obligations and liabilities of Seller and Systems Chemistry, whether known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute, contingent or otherwise, to be assumed by Buyer pursuant to this Agreement, as pro-vided in the Undertaking arising from the operation of the Business prior to the Closing.

                  "Assignment and Assumption of Leases" means the duly executed assignment and assumption agreement for each leased premises of Systems Chemistry to be delivered at the Closing.

                  "Bill of Sale and Assignment" means the duly executed bill of sale and assignment agreement, substantially in the form attached hereto as Exhibit A, which Seller will deliver to Buyer effecting the sale, assignment, transfer and delivery of the Assets.

                  "Business" means the business of Systems Chemistry as described in Recital A conducted by Seller or by Systems Chemistry.

                  "Business Records" has the meaning assigned by Section 2.2.

                  "Buyer" means The BOC Group, Inc., a Delaware corporation.

                  "Buyer Damages" means all liability, demands, claims, actions or causes of actions, assessments, losses, damages, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses) asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) a breach of any representation or warranty contained in Article III of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing, (ii) the indemnification contemplated by Section 8.2 hereof, and (iii) except as otherwise expressly provided herein any liabilities and obligations not to be assumed by Buyer as provided in the Undertaking.

                  "Buyer Disclosure Schedule" means the disclosure schedule document being delivered to Seller by Buyer in connection herewith.

                  "Buyer Indemnitees" means Buyer and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns.

                  "Change in Control" means the sale of all or substantially all of the assets of Seller.

                  "Claim" means any assertion of liability by a Third Party.

                  "Closing" means the closing of the transactions described in
Section 1.3.

                  "Closing Date" means the date of the Closing as determined pursuant to Section 1.3.

                  "Closing Net Assets" has the meaning assigned by Section
1.6(c).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" means the confidentiality agreement entered into between Buyer and Seller in connection with this transaction.

                  "Credit Agreement" means the credit agreement among Seller, Seller's affiliates (including Systems Chemistry) and CoreStates Bank dated February 27, 1996, as amended.

                  "CoreStates Bank" means CoreStates Bank, N.A., a national banking association having offices located at 12th Floor, Widener Building, 1345 Chestnut Street, Philadelphia Pennsylvania 19107-7618.

                  "Current Liabilities" has the meaning assigned by Section 1.6(d).

                  "Disclosure Schedule" mean the disclosure schedule document, which includes all Schedules being delivered to Buyer by Seller in connection herewith.

                  "Disputable Item" has the meaning assigned by Section 1.6(a).

                  "Environmental Law" means any local, county, state and/or federal law or regulation that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous

Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA or any other similar federal, state, local and/or county laws or regulations, in each case as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning assigned by Section 3.12.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" means the properties and assets of Systems Chemistry excluded from the Assets by Section 1.1(c).

                  "FICA" means tax liability incurred pursuant to the Federal Insurance Contributions Act.

                  "Final Statement" has the meaning assigned by Section 1.6(a).

                  "Financial Statements" has the meaning assigned by Section
3.5.

                  "FUTA" means tax liability incurred pursuant to the Federal Unemployment Tax Act.

                  "GAAP" means U.S. generally accepted accounting principles, consistently applied in accordance with Seller's past practices.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnitee" has the meaning assigned by Section 8.4(a).

                  "Independent Accounting Firm" has the meaning assigned by
Section 1.6(b).

                  "Intellectual Property" has the meaning assigned by Section 3.10.

                  "Intercompany Agreements" has the meaning assigned by Section 2.3.

                  "Inventory" has the meaning assigned by Section 1.1(a)(iii).

                  "IRS" means the U.S. Internal Revenue Service.

                  "Lease" means the lease for any of the Leased Premises.

                  "Leased Premises" means the real property that is leased by Seller or Systems Chemistry from Third Parties, which relates exclusively to Systems Chemistry, as identified on Schedule 1.1(a)(i).

                  "Leases" has the meaning assigned by Section 3.9.

                  "Liens" means all mortgages, pledges, security interests, liens, charges, options, easements, rights-of-way or other encumbrances of any nature whatsoever.

                  "Material Adverse Effect" means an event which has a material adverse effect on the business, results of operations or financial condition of Systems Chemistry taken as a whole.

                  "Net Assets" has the meaning assigned by Section 1.6(d).

                  "Other Instruments" means such other duly executed, good and sufficient instruments of conveyance, transfer and assignment as shall be necessary to convey to Buyer all of Seller's rights, title and interests in and to the Assets.

                  "Permitted Liens" has the meaning assigned by Section 3.8.

                  "Person" has the meaning assigned by Section 9.7(b).

                  "Purchase Price" means the payment to be made by Buyer in consideration for the Assets as provided in Section 1.2, and, as the context requires, as adjusted pursuant to Section 1.6 hereof.

                  "Related Agreements" has the meaning assigned by Section 3.2.

                  "Schedule(s)" means any Schedule(s) included in the Disclosure Schedule.

                  "Seller" means SubMicron Systems Corporation, a Delaware corporation.

                  "Seller Damages" means all liability, demands, claims, actions and causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by any Seller Indemnitees as a result of or arising out of (i) a breach of any representation or warranty contained in Article IV of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing, (ii) a breach of the covenants and agreements contained in Article V hereof and (iii) all Assumed Liabilities.

                  "Seller's Contribution Plan" means the SubMicron Systems Corporation 401(k) Plan.

                  "Seller Indemnitees" means Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns.

                  "Seller's Trademarks and Logos" has the meaning assigned by
Section 2.1.

                  "Statement" has the meaning assigned by Section 1.6(a).

                  "Tax Benefit" means the amount of any tax benefit arising from
(i) a loss, deduction or credit for any Tax purpose or (ii) a carryforward or carryback of a loss, deduction or credit for any Tax purpose computed using the highest federal corporate tax rate in effect for the taxable year within which an indemnifying party makes an indemnification payment to an Indemnitee pursuant to Articles VI or I hereof and an assumed state and local tax rate of five and one-half (5 1/2) percent before taking into account the deductibility of state and local taxes for federal income tax purposes.

                  "Tax Return" means any report, return, statement or other written information required to be supplied to any federal, state or local taxing authority in connection with Taxes.

                  "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn ("PAYE"), withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such taxes.

                  "Third Parties" means any parties other than the Parties to this Agreement and their respective affiliates.

                  "Undertaking" means the duly executed undertaking, substantially in the form attached hereto as Exhibit B, whereby Buyer will assume and agree to pay and discharge the Assumed Liabilities.

                  "U.S. Plans" has the meaning assigned by Section 3.12(a).

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                        SUBMICRON SYSTEMS CORPORATION


                        By: /s/
                           -----------------------------
                        Title:
                              --------------------------


                        SYSTEMS CHEMISTRY INCORPORATED


                        By: /s/
                           -----------------------------
                        Title:
                              --------------------------


                        THE BOC GROUP, INC.


                        By: /s/
                           -----------------------------
                        Title:
                              --------------------------

                                                                       EXHIBIT D

                                     FORM OF
                                ESCROW AGREEMENT


                  This escrow agreement ("Escrow Agreement") entered into this ____ day of ___________ among The BOC Group, Inc., a Delaware corporation (the "Company" or "Buyer"), SubMicron Systems Corporation, a Delaware corporation ("SubMicron" or "Seller"), and Bank of [city, state] (the "Escrow Agent).

                              W I T N E S S E T H:

                  WHEREAS, under the terms of the Asset Purchase Agreement dated June __, 1997 between SubMicron and the Company ("Asset Purchase Agreement") SubMicron under certain circumstances shall deposit funds into an interest bearing Escrow Account ("Escrow Account"): and

                  WHEREAS, SubMicron, the Company and the Escrow Agent wish to establish and maintain such Escrow Account in accordance with the terms and conditions set forth hereinbelow.

                  Now, therefore, the parties hereby agree as follows:

                  1. Upon receipt by the Company of notice of a Patent Claim as set forth in Section 8.4 of the Asset


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
Purchase Agreement, SubMicron shall commence making deposits into the Escrow Account. The Escrow Agent hereby agrees to accept the aforesaid sum and any earnings thereon (collectively, the "Escrow Payment") and to hold the Escrow Payment in accordance with the terms of this Escrow Agreement as set forth hereinbelow.

                  2. SubMicron agrees to make Monthly Payments into the Escrow Account in accordance with Section 8.4(c) of the Asset Purchase Agreement as follows: Within thirty (30) days following receipt of notice that a Patent Claim has been received Seller shall deposit the first "Monthly Payment" (as defined below) into the Escrow Account. Seller shall make monthly payments of $83,333.33 or such lesser amount such that in no event shall the total escrow deposits exceed seventy (70%) percent of the damages alleged in the Patent Claim (the "Monthly Payment") or the first subsequent notice in which an amount of damages is alleged. Seller shall make additional Monthly Payments until the Patent Claim is settled or finally adjudicated, or until the amount deposited in the Escrow Account equals ten million dollars ($10,000,000.) or equals (70%) percent of the damages alleged in the Patent Claim, whichever is first to occur.


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
                  3. The Escrow Agent hereby agrees to disburse the Escrow Payment upon the performance of the following conditions. Upon final adjudication of the Patent Claim, Buyer shall provide Seller with a copy of the judgment or settlement evidencing the amount of such judgment or settlement and other relevant documents, including invoices, showing amounts expended on out-of-house attorneys fees, expert fees and all other out-of-pocket costs incurred by Buyer directly related to such settlement or judgment (all such costs, collectively the "Buyer's Patent Damages"). Within thirty (30) days following Buyer's issuance of such documents, Seller shall provide the Escrow Agent with authorization in writing to disburse funds from the Escrow Account to Buyer in the amount of seventy (70%) percent of the Buyer's Patent Damages. In the event that the balance in the Escrow Account at the time of issuance of the aforesaid settlement or judgment is less than seventy (70%) of the Buyer's Patent Damages, Seller shall authorize payment of the entire balance in the Escrow Account to Buyer. Seller shall pay to Buyer thereafter any unpaid portion of the Buyer's Patent Damages to Buyer at the rate of $83,333.33 per month until the Patent Cap is reached. The unpaid balance shall bear interest from and after the date of Buyer's issuance of such documents at an annual


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
rate equal to the prime lending rate declared in effect by the Chase Manhattan Bank plus four (4%) percent. In the event that the balance in the Escrow Account at the time of issuance of the aforesaid settlement or judgment is greater than seventy percent (70%) of Buyer's Patent Damages, Buyer shall authorize payment of the entire excess balance to Seller, including any accumulated interest.

                  4. In the event that after the initial receipt of a Patent Claim notice a period of six months elapses from the date that Buyer or its representative responds to such claim with no activity to pursue such claim, the Escrow Agent will be instructed to return the funds in the Escrow Account to Seller. In the event that such claim is later pursued, Seller shall make monthly payments pursuant to the provisions of 8.4 of the Asset Purchase Agreement.

                  5. Should the parties fail to agree concerning the disbursement of the Escrow Payment within thirty (30) days of issuance by either party of a written request for disbursement containing the reasons therefor, either party may cause the dispute to be submitted to final and binding arbitration by issuing a notice of arbitration in writing to the other party. Arbitration of such a dispute shall commence within sixty (60) days


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
following the other party's receipt of such notice and shall be conducted before a single arbitrator in New York City, New York in accordance with the rules of the American Arbitration Association. For purposes of such arbitration proceedings, the construction and interpretation of the Asset Purchase Agreement and this Escrow Agreement shall be governed by the laws of the State of New York.
                  6. The Escrow Agent shall, at the written direction of SubMicron, invest and reinvest the Escrow Payment in either (1) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America; or (ii) shares of investment companies registered under the Investment Company Act of 1940 which consist of the foregoing, including those for which the Escrow Agent or an affiliate performs services for a fee, whether as custodian, transfer agent, investment advisor or otherwise. it is acknowledged that such shares are not obligations of, or endorsed by, the Escrow Agent.

                  7. The Escrow Agent shall not be held to take notice of any terms of any agreement or any rights stated with respect to the deposited Escrow Payment unless expressly stated in writing herein.

                  8. During the period of holding the Escrow Payment in escrow, no transfer or any disposition of any


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
said Escrow Payment or of any interest therein shall be made, whether subject to this Escrow Agreement or otherwise, but all of the Escrow Payment is to be held intact and placed in escrow.

                  9. Except as set forth in paragraph 2 above, this Escrow Agreement shall not be terminated, revoked, rescinded or modified in any respect without the prior written approval of SubMicron, the Company and the Escrow Agent.

                  10. The fee of the Escrow Agent for its services hereunder shall be [to be provided] which shall be payable by SubMicron at the time of the execution of the Escrow Agreement.

                  11. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability for its negligence, nor incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow


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
Agent shall in good faith believe to be genuine, to be signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

                  12. SubMicron and the Company, jointly and severally, hereby agree to indemnify and hold harmless the Escrow Agent against any and al losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof or from the Escrow Payment deposited hereunder.

                  13. All notices, demands, requests and advice required or permitted to be given hereunder shall be deemed duly given when mailed by certified mail, return receipt requested, postage prepaid, or sent by a confirmed facsimile copy, and addressed as follows:

                           If to the Escrow Agent:

                           Bank


                           Attn:  Corporate Trust Group


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
                           If to the Company:

                           SubMicron Systems Corporation
                           6330 Hedgewood Drive
                           Allentown, Pennsylvania  18106

                           Attn:  President


                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022

                           Attn:  Joseph A. Coco, Esq.


                           If to the Company:

                           The BOC Group, Inc.
                           575 Mountain Avenue
                           Murray Hill, NJ  07974

                           Attn:  Noel Lesson


                           with a copy to:

                           The BOC Group, Inc.
                           575 Mountain Avenue
                           Murray Hill, NJ  07974

                           Attn:  Law Department


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
                  IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.



[BANK]                                      THE BOC GROUP, INC.



By ___________________                      By ________________________

Title ________________                      Title _____________________


                                            SUBMICRON SYSTEMS
                                                 CORPORATION



                                            By ________________________

                                            Title _____________________




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